PUBLIC STORAGE, INC.
               EXHIBIT 12 - STATEMENT RE: COMPUTATION OF RATIO OF
                            EARNINGS TO FIXED CHARGES


                                                                       Three Months Ended
                                                                           March 31,
                                                                  -----------------------------
                                                                     2000             1999
                                                                  ------------     ------------

Net income................................................        $    72,561      $    61,842
   Add: Minority interest in income.......................              4,389            3,353
   Less: Minority interests in income which do not have fixed
     charges..............................................             (2,896)          (3,103)
                                                                  ------------     ------------
Income from continuing operations.........................             74,054           62,092
   Interest expense.......................................              1,406            1,204
                                                                  ------------     ------------
Total Earnings Available to Cover Fixed Charges...........        $    75,460      $    63,296
                                                                  ============     ============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................        $     3,517      $     2,162
                                                                  ============     ============
Preferred Stock dividends.................................        $    25,038      $    21,530
Preferred OP unit distributions...........................                925                -
                                                                  ------------     ------------
Total Preferred Distributions.............................        $    25,963      $    21,530
                                                                  ============     ============
Total Combined Fixed Charges and Preferred
   distributions..........................................        $    29,480      $    23,692
                                                                  ============     ============
Ratio of Earnings to Fixed Charges........................              21.46x           29.28x
                                                                  ============     ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    distributions.........................................               2.56x            2.67x
                                                                  ============     ============


                                                                                     For the Year Ended December 31,
                                                                --------------------------------------------------------------------
                                                                   1999          1998          1997          1996          1995
                                                                ------------  ------------  ------------  ------------  ------------
                                                                               (Amounts in thousands, except ratios)
Net income................................................      $   287,885   $   227,019   $   178,649   $   153,549   $    70,386
   Add: Minority interest in income.......................           16,006        20,290        11,684         9,363         7,137
   Less: Minority interests in income which do not have fixed
     charges..............................................          (13,362)      (15,853)      (10,375)       (8,273)       (4,700)
                                                                ------------  ------------  ------------  ------------  ------------
Income from continuing operations.........................          290,529       231,456       179,958       154,639        72,823
   Interest expense.......................................            7,971         4,507         6,792         8,482         8,508
                                                                ------------  ------------  ------------  ------------  ------------
Total Earnings Available to Cover Fixed Charges...........      $   298,500   $   235,963   $   186,750   $   163,121   $    81,331
                                                                ============  ============  ============  ============  ============

Total Fixed Charges - Interest expense (including capitalized
   interest)..............................................      $    12,480   $     7,988   $     9,220   $    10,343   $     8,815
                                                                ============  ============  ============  ============  ============
Preferred Stock dividends.................................      $    94,793   $    78,375   $    88,393   $    68,599   $    31,124
Preferred OP unit distributions...........................                -             -             -             -             -
                                                                ------------  ------------  ------------  ------------  ------------
Total Preferred Distributions.............................      $    94,793   $    78,375   $    88,393   $    68,599   $    31,124
                                                                ============  ============  ============  ============  ============
Total Combined Fixed Charges and Preferred
   distributions..........................................      $   107,273   $    86,363   $    97,613   $    78,942   $    39,939
                                                                ============  ============  ============  ============  ============
Ratio of Earnings to Fixed Charges........................            23.92x        29.54x        20.25x        15.77x         9.23x
                                                                ============  ============  ============  ============  ============
Ratio of Earnings to Combined Fixed Charges and Preferred
    distributions.........................................             2.78x         2.73x         1.91x         2.07x         2.04x
                                                                ============  ============  ============  ============  ============

                                   Exhibit 12

                                                                           Three Months Ended
                                                                               March 31,
                                                                      ---------------------------
                                                                          2000            1999
                                                                      -----------     -----------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS  ("FFO")  TO FIXED
--------------------------------------------------------------------------------
CHARGES:
--------

FFO.............................................................      $  110,685      $   92,634
Add back minority OP unit distributions.........................             925               -
Interest expense................................................           1,406           1,204
                                                                      -----------     -----------
Adjusted FFO available to cover fixed charges...................      $  113,016      $   93,838
                                                                      ===========     ===========
Total Fixed Charges - Interest expense (including capitalized
    interest)...................................................      $    3,517      $    2,162
                                                                      ===========     ===========
Preferred Stock dividends.......................................      $   25,038      $   21,530
Preferred OP unit distributions.................................             925               -
                                                                      -----------     -----------
Total Preferred Distributions...................................      $   25,963      $   21,530
                                                                      ===========     ===========
Total Combined Fixed Charges and Preferred Distributions........      $   29,480      $   23,692
                                                                      ===========     ===========
Ratio of FFO to Fixed Charges...................................          32.13x          43.40x
                                                                      ===========     ===========
Ratio of FFO to Combined Fixed Charges and Preferred Distributions         3.83x           3.96x
                                                                      ===========     ===========


                                                                                     For the Year Ended December 31,
                                                                     ---------------------------------------------------------------
                                                                         1999        1998          1997         1996         1995
                                                                     -----------  -----------  -----------  -----------  -----------

SUPPLEMENTAL  DISCLOSURE  OF RATIO OF FUNDS  FROM  OPERATIONS  ("FFO") TO FIXED
-------------------------------------------------------------------------------
CHARGES:
--------

FFO.............................................................     $  428,962   $  336,363   $  272,234   $  224,476   $  105,199
Add back minority OP unit distributions.........................              -            -            -            -            -
Interest expense................................................          7,971        4,507        6,792        8,482        8,508
                                                                     -----------  -----------  -----------  -----------  -----------
Adjusted FFO available to cover fixed charges...................     $  436,933   $  340,870   $  279,026   $  232,958   $  113,707
                                                                     ===========  ===========  ===========  ===========  ===========
Total Fixed Charges - Interest expense (including capitalized
    interest)...................................................      $  12,480   $    7,988   $    9,220   $   10,343   $    8,815
                                                                     ===========  ===========  ===========  ===========  ===========
Preferred Stock dividends.......................................     $   94,793   $   78,375   $   88,393   $   68,599   $   31,124
Preferred OP unit distributions.................................              -            -            -            -            -
                                                                     -----------  -----------  -----------  -----------  -----------
Total Preferred Distributions...................................     $   94,793   $   78,375   $   88,393   $   68,599   $   31,124
                                                                     ===========  ===========  ===========  ===========  ===========
Total Combined Fixed Charges and Preferred Distributions........     $  107,273   $   86,363   $   97,613   $   78,942   $   39,939
                                                                     ===========  ===========  ===========  ===========  ===========
Ratio of FFO to Fixed Charges...................................         35.01x       42.67x       30.26x       22.52x       12.90x
                                                                     ===========  ===========  ===========  ===========  ===========
Ratio of FFO to Combined Fixed Charges and Preferred Distributions        4.07x        3.95x        2.86x        2.95x        2.85x
                                                                     ===========  ===========  ===========  ===========  ===========

                                   Exhibit 12